Cimarex Reports Second-Quarter 2007 Earnings of $0.93 per Share

DENVER, CO -- 08/01/2007 -- Cimarex Energy Co. (NYSE: XEC) today reported second-quarter 2007 net income of $78.7 million, or $0.93 per share. This compares to second-quarter 2006 earnings of $82.9 million, or $0.98 per diluted share.

Revenues from oil and gas sales in the second quarter of 2007 were $325.8 million, up from $300.5 million in the same period of 2006. Second-quarter 2007 cash flow from operations totaled $236.3 million versus $235.9 million in the same period of 2006(1).

Second-quarter 2007 oil and gas production volumes averaged 442.6 million cubic feet equivalent per day (MMcfe/d) versus 447.9 MMcfe/d in the second quarter of 2006. The latest quarter's average daily production was comprised of 323.8 million cubic feet of gas and 19,800 barrels of oil. Second-quarter 2007 realized gas prices increased 17% to $7.30 per thousand cubic feet (Mcf) and oil prices decreased 6% to $61.51 per barrel.

For the six month period ended June 30, 2007, Cimarex reported net income of $143.3 million, or $1.69 per diluted share, as compared to $193.0 million, or $2.27 per diluted share, for the first six months of 2006. First-half 2007 cash flow from operations totaled $451.7 million versus $463.0 million in the same period of 2006(1).

Capital

Second-quarter 2007 exploration and development expenditures totaled $236.9 million as compared to $281.7 million in the second quarter of 2006. In the second quarter of 2007 Cimarex drilled 115 gross (75 net) wells, completing 89% as producers. Exploration and development capital investment for 2007 is projected to be approximately $1 billion.

Property Sales

Second-quarter 2007 property sales totaled $21 million. An additional $11 million in sales are pending. Total proved reserves associated with the closed and pending property sales approximates 9.8 billion cubic feet equivalent and related production is 3.5 MMcfe/d. The properties are located in South Texas, North Dakota and California.

Share Repurchases

In December 2005, the Board of Directors authorized the repurchase of up to four million shares of common stock. Second-quarter 2007 repurchases totaled 197,300 shares at an average price of $40.47. Cumulative purchases under the authorization through June 30, 2007 total 447,400 shares at an average price of $42.45.

Other

Second-quarter 2007 pre-tax income includes a $5.1 million ($0.04 per share after-tax) gain on early extinguishment of debt resulting from the redemption of $195 million (face value) of 9.6% senior notes that were assumed in the 2005 Magnum Hunter merger. The gain recognized is the difference between the book value (recorded at fair value at the time of the merger) and the redemption price of $204.4 million. The old 9.6% notes and amounts outstanding under the Company's revolving credit facility were repaid with proceeds from the May 1, 2007 issuance of $350 million of new 7.125% ten-year senior notes.

Second-quarter 2007 production expense includes $1.3 million ($0.01 per share after-tax) related to hurricanes Rita and Katrina repair costs in excess of insurance reimbursement.

Outlook

Including the impact of the asset sales, expected timing of Gulf of Mexico well-hookups and net risked exploration drilling potential, full-year 2007 production volumes are expected to average between 445-455 MMcfe/d. Third-quarter 2007 production volumes are also projected to average between 445-455 MMcfe/d.

Expenses for the remainder of 2007 are expected to fall within the following ranges:

Expenses ($/Mcfe):
   Production expense                           $1.20   -   $1.25
   Transportation expense                        0.15   -    0.17
   DD&A and ARO accretion                        2.80   -    2.90
   General and administrative expense            0.28   -    0.30
   Production taxes (% of oil and gas revenue)    7.0%  -     8.0%

Conference call and web cast

Cimarex will host a follow-up conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive conference call, please dial 888-603-6873 and reference call ID # 8973059 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at 877-519-4471 by using the conference ID # 8973059. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

(1) Cash Flow from Operations is a non-GAAP financial measure that represents Net Cash Provided By Operating Activities adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.

                        PRICE AND PRODUCTION DATA

                                For the Three Months   For the Six Months
                                        Ended                 Ended
                                      June 30,              June 30,
                                --------------------- ---------------------
                                   2007       2006       2007       2006
                                ---------- ---------- ---------- ----------

Gas Production:
    Total production - Mcf      29,462,142 30,818,316 58,638,779 63,332,782
    Gas volume - Mcf per day       323,760    338,663    323,971    349,905
    Gas price - per Mcf (before
     hedge effect)              $     7.19 $     6.22 $     6.87 $     6.72
    Effect of hedges            $     0.11         -- $     0.14         --
    Gas price - per Mcf (after
     hedge effect)              $     7.30 $     6.22 $     7.01 $     6.72

Oil Production (including NGL):
    Total production - barrels   1,801,811  1,657,375  3,561,535  3,139,136
    Oil volume - barrels per
     day                            19,800     18,213     19,677     17,343
    Oil price - per barrel      $    61.51 $    65.67 $    58.40 $    62.79

                  OIL AND GAS CAPITALIZED COSTS INCURRED

                                 For the Three Months  For the Six Months
                                         Ended                Ended
                                       June 30,              June 30,
                                 -------------------   --------------------
                                    2007      2006        2007      2006
                                 --------- ----------  --------- ----------
                                    (in thousands)        (in thousands)

Exploration and Development      $ 236,874  $  281,650 $ 482,379  $ 554,881
Acquisitions                            --       4,282        23      7,144
                                 ---------  ---------- ---------  ---------
   Oil and gas expenditures        236,874     285,932   482,402    562,025

Sale proceeds                      (20,630)         --   (20,880)        --
                                 ---------  ---------- ---------  ---------
                                 $ 216,244  $  285,932 $ 461,522  $ 562,025
                                 =========  ========== =========  =========

                RECONCILIATION OF CASH FLOW FROM OPERATIONS

                                 For the Three Months  For the Six Months
                                         Ended                Ended
                                       June 30,              June 30,
                                 --------------------  --------------------
                                     2007     2006        2007      2006
                                 --------- ----------  --------- ----------
                                    (in thousands)        (in thousands)
Net cash provided by operating
 activities                      $ 258,086  $  233,769 $  444,555 $ 461,784
   Increase in operating assets
       and liabilities             (21,780)      2,092      7,149     1,194
                                 ---------  ---------- ---------- ---------

Cash flow from operations        $ 236,306  $  235,861 $  451,704 $ 462,978
                                 =========  ========== ========== =========

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

CONDENSED INCOME STATEMENTS (unaudited)

                              For the Three Months     For the Six Months
                                      Ended                   Ended
                                    June 30,                 June 30,
                            -----------------------  ----------------------
                                2007      2006           2007     2006

                            ----------- ----------- ----------- -----------
                                (In thousands, except per share data)

Revenues:
  Gas sales                 $ 214,937   $ 191,658   $ 411,227   $ 425,381
  Oil sales                   110,830     108,838     207,994     197,110
  Gas gathering,
   processing, and net
   marketing                   16,317      12,885      29,738      26,140
                            ----------- ----------- ----------- -----------
                              342,084     313,381     648,959     648,631
                            ----------- ----------- ----------- -----------
Costs and expenses:
  Depreciation, depletion
   and amortization           112,797      94,773     221,681     185,401
  Asset retirement
   obligation accretion         2,399       1,493       4,990       2,941
  Production                   50,916      43,804      95,921      85,576
  Transportation                6,294       5,483      12,228       9,791
  Gas gathering and
   processing                   7,825       6,386      15,136      12,939
  Taxes other than income      23,802      21,934      44,429      45,480
  General and
   administrative              11,958       9,990      24,609      20,875
  Stock compensation, net       2,598       2,096       5,268       4,064
  Gain on derivative
   instruments                   --       (3,249)        --      (18,816)
  Other operating, net          2,586        (92)       2,315        (61)
                            ----------- ----------- ----------- -----------
                              221,175     182,618     426,577     348,190
                            ----------- ----------- ----------- -----------

Operating income              120,909     130,763     222,382     300,441

Other (income) and expense:
  Interest expense net of
   capitalized interest
    of $4,898, $5,610,
     $9,989 and $11,829
    respectively                5,399       1,787       9,473       2,058
  Amortization of fair
   value of debt                (580)       (946)     (1,527)     (1,891)
  Gain on early
   extinguishment of debt     (5,099)        --       (5,099)        --
  Other, net                  (3,457)     (2,036)     (6,906)     (5,378)
                            ----------- ----------- ----------- -----------

Income before income tax
 expense                      124,646     131,958     226,441     305,652
Income tax expense             45,939      49,092      83,106     112,635
                            ----------- ----------- ----------- -----------

Net income                  $  78,707   $  82,866   $ 143,335   $ 193,017
                            =========== =========== =========== ===========

Earnings per share:
    Basic                   $    0.96   $    1.01   $    1.74   $    2.35
                            =========== =========== =========== ===========
    Diluted                 $    0.93   $    0.98   $    1.69   $    2.27
                            =========== =========== =========== ===========

Weighted average shares
 outstanding:
  Basic                        82,282      82,046      82,252      82,067
                            =========== =========== =========== ===========
  Diluted                      84,836      84,861      84,745      84,886
                            =========== =========== =========== ===========

CONDENSED CASH FLOW STATEMENTS (unaudited)

                             For the Three Months     For the Six Months
                                    Ended                   Ended
                                   June 30,                June 30,
                            ----------------------- ----------------------
                               2007        2006        2007        2006
                            ----------- ----------- ----------- ----------
                                            (In thousands)

Cash flows from operating
 activities:
  Net income                $    78,707 $    82,866 $   143,335 $  193,017
  Adjustment to reconcile
   net income to net cash
   provided by operating
   activities:
     Depreciation,
      depletion and
      amortization              112,797      94,773     221,681    185,401
     Asset retirement
      obligation accretion        2,399       1,493       4,990      2,941
     Deferred income taxes       45,939      61,636      83,106    108,317
     Stock compensation, net      2,598       2,096       5,268      4,064
     Derivative instruments          --      (7,537)         --    (30,456)
     Other                       (6,134)        534      (6,676)      (306)
  Changes in operating
   assets and liabilities:
     Decrease in
      receivables, net            5,430      26,520      11,741     55,045
     (Increase) decrease
      in other current
      assets                      1,209       3,724       2,324    (10,724)
     Increase (decrease)
      in accounts payable
      and accrued
      liabilities                16,383     (32,404)    (18,862)   (45,945)
     Increase (decrease)
      in other non-current
      liabilities                (1,242)         68      (2,352)       430
                            ----------- ----------- ----------- ----------
        Net cash provided
         by operating
         activities             258,086     233,769     444,555    461,784
                            ----------- ----------- ----------- ----------
Cash flows from investing
 activities:
  Oil and gas expenditures     (220,858)   (322,824)   (473,206)  (541,787)
  Acquisition of oil and
   gas properties                    --      (1,879)        (23)    (4,741)
  Merger related costs               --          30          --       (439)
  Proceeds from sale of
   assets                        21,181       5,540      21,530      5,600
  Other expenditures            (16,379)     (8,915)    (18,682)   (14,644)
                            ----------- ----------- ----------- ----------
        Net cash used by
         investing
         activities            (216,056)   (328,048)   (470,381)  (556,011)
                            ----------- ----------- ----------- ----------
Cash flows from financing
 activities:
  Net increase (decrease)
   in bank debt               (161,000)      53,000    (95,000)     53,000
  Borrowings on other
   long-term debt               350,000          --     350,000         --
  Payments on other
   long-term debt              (204,360)         --    (204,360)        --
  Financing costs incurred       (6,037)        (57)     (6,098)       (74)
  Treasury stock acquired        (5,623)       (735)     (5,623)   (11,016)
  Dividends paid                 (3,382)     (3,334)     (6,747)    (6,661)
  Proceeds from issuance of
   common stock and other           432         119       8,017      2,720
                            ----------- ----------- ----------- ----------
        Net cash (used
         in) provided by
         financing
         activities             (29,970)     48,993      40,189     37,969
                            ----------- ----------- ----------- ----------
Net change in cash and cash
 equivalents                     12,060     (45,286)     14,363    (56,258)
Cash and cash equivalents
 at beginning of period           7,351      50,675       5,048     61,647
                            ----------- ----------- ----------- ----------
Cash and cash equivalents
 at end of period           $    19,411 $     5,389 $    19,411 $    5,389
                            =========== =========== =========== ==========

BALANCE SHEETS (unaudited)

                                                  June 30,    December 31,
                Assets                              2007          2006
                                                --------------------------
                                               (In thousands, except share
                                                          data)

Current assets:
  Cash and cash equivalents                     $     19,411  $      5,048
  Receivables, net                                   294,717       306,458
  Inventories                                         40,358        39,397
  Deferred income taxes                                7,959         1,498
  Derivative instruments                              19,689        41,945
  Other current assets                                15,780        22,411
                                                ------------  ------------
    Total current assets                             397,914       416,757
                                                ------------  ------------
Oil and gas properties at cost, using the full
 cost method of accounting:
  Proved properties                                5,153,278     4,656,854
  Unproved properties and properties under
   development, not being amortized                  390,205       425,173
                                                ------------  ------------
                                                   5,543,483     5,082,027
  Less - accumulated depreciation, depletion
   and amortization                               (1,707,429)   (1,494,317)
                                                ------------  ------------
    Net oil and gas properties                     3,836,054     3,587,710
                                                ------------  ------------
Fixed assets, net                                     98,566        88,924
Goodwill                                             691,432       691,432
Derivative instruments                                 1,958         7,051
Other assets, net                                     44,530        37,876
                                                ------------  ------------
                                                $  5,070,454  $  4,829,750
                                                ============  ============
        Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                              $     52,887  $     56,241
  Accrued liabilities                                199,620       202,163
  Revenue payable                                    102,572        96,184
                                                ------------  ------------
    Total current liabilities                        355,079       354,588
                                                ------------  ------------
Long-term debt                                       487,540       443,667
                                                ------------  ------------
Deferred income taxes                                997,833       921,665
                                                ------------  ------------
Other liabilities                                    133,663       133,687
                                                ------------  ------------
Stockholders' equity:
  Preferred stock, $0.01 par value, 15,000,000
   shares authorized, no shares issued                    --            --
  Common stock, $0.01 par value, 200,000,000
   shares authorized, 84,372,300 and 83,962,132
   shares issued, respectively                           844           840
  Treasury stock, at cost, 1,251,122 and
   1,078,822 shares held, respectively               (47,566)      (40,628)
  Paid-in capital                                  1,875,173     1,867,448
  Retained earnings                                1,253,973     1,117,402
  Accumulated other comprehensive income              13,915        31,081
                                                ------------  ------------
                                                   3,096,339     2,976,143
                                                ------------  ------------
                                                $  5,070,454  $  4,829,750
                                                ============  ============

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Mark Burford
Director of Capital Markets
303-295-3995
www.cimarex.com